UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2023

KINSALE CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37848	98-0664337
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2035 Maywill Street
Suite 100
Richmond, VA 23230
(Address of principal executive offices)

(804) 289-1300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KNSL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 under the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

In June 2019, Marie Hughes, as authorized administrator for the estate of George Hughes, filed a wrongful death claim against Venetian Hills Apartments, LLC (“Venetian Hills”) in DeKalb County in Georgia state court.  On December 20, 2023, the jury awarded a verdict to the plaintiff of $140 million.

Venetian Hills was a policyholder of a $1 million general liability policy issued by Kinsale Insurance Company, the insurance company subsidiary of Kinsale Capital Group, Inc. (the “Company”).  The Company believes exclusions in the policy apply to the claim and intends to defend any action related to this proceeding vigorously.  The Company expects to appeal the verdict at the conclusion of post trial motions and does not expect a resolution as to the Company’s liability, if any, with respect to this matter in the foreseeable future, and potentially for multiple years.

The Company does not believe this legal proceeding will have a material adverse effect on its results of operations or business.  The Company believes adequate provision has been made in its consolidated financial statements and its existing reserves account for any liability to the Company relating to claims such as this legal proceeding.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2023

	By:	/s/ Bryan P. Petrucelli
	Name:	Bryan P. Petrucelli
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

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